               -------------------------------------------------

                                    MEDITRUST

                                  ------------


                          Restated Declaration of Trust


                                  ------------

                                 August 6, 1985
                          (as restated on May 10, 1996)


                                  ------------

                           Principal Business Address:

                                197 First Avenue
                                Needham, MA 02194

                                  ------------

                    Business Address of Meditrust's Trustees:

                                197 First Avenue
                                Needham, MA 02194

                                  ------------

                        Agent for Service of Process for
                           Meditrust and its Trustees:

                            Michael S. Benjamin, Esq
                     Senior Vice President, General Counsel
                                  and Secretary
                                    Meditrust
                                197 First Avenue
                                Needham, MA 02194

               -------------------------------------------------

                                   ARTICLE I
                            THE TRUST; DEFINITIONS

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
   1.1       Name...........................................................   2
   1.2       Places of Business.............................................   2
   1.3       Nature of Trust ...............................................   2
   1.4       Definitions ...................................................   2

                                  ARTICLE II
                                   TRUSTEES

   2.1       Number, Term of Office and Qualifications
              of Trustees...................................................   6
   2.2       Compensation and Other Remuneration ...........................   7
   2.3       Resignation, Removal and Death of Trustees ....................   7
   2.4       Vacancies......................................................   7
   2.5       Successor and Additional Trustees .............................   7
   2.6       Actions by Trustees ...........................................   8
   2.7       Certification of Changes in Trustees ..........................   8
   2.8       Committees ....................................................   9
   2.9       Investment Committee...........................................   9

                                  ARTICLE III
                               TRUSTEES' POWERS

   3.1       Power and Authority of Trustees ...............................   9
   3.2       Specific Powers and Authority .................................  10
   3.3       By-Laws .......................................................  15

                                  ARTICLE IV
                                    ADVISOR

   4.1       Employment of Advisor .........................................  15
   4.2       Other Activities of Advisor ...................................  15

                                   ARTICLE V
                        INVESTMENT POLICY AND POLICIES
                            WITH RESPECT TO CERTAIN
                         DISTRIBUTIONS TO SHAREHOLDERS

   5.1       Statement of Policy ...........................................  16
   5.2       Prohibited Investments and Activities .........................  17
   5.3       Appraisals ....................................................  18

                                   ARTICLE VI
                           THE SHARES AND SHAREHOLDERS

                                                                                              Page
                                                                                              ----
   6.1       Description of Shares ..........................................................  19
   6.2       Certificates ...................................................................  21
   6.3       Fractional Shares ..............................................................  21
   6.4       Issuance of Units ..............................................................  21
   6.5       Legal Ownership of Trust Estate ................................................  22
   6.6       Shares Deemed Personal Property ................................................  22
   6.7       Share Record; Issuance and Transferability of Shares............................  22
   6.8       Dividends or Distributions to Shareholders .....................................  23
   6.9       Transfer Agent, Dividend Disbursing Agent and Registrar.........................  23
   6.10      Shareholders' Meetings .........................................................  23
   6.11      Proxies ........................................................................  25
   6.12      Reports to Shareholders ........................................................  25
   6.13      Fixing Record Date .............................................................  25
   6.14      Notice to Shareholders .........................................................  25
   6.15      Shareholders' Disclosures; Trustees; Right to Refuse to Transfer
              Shares; Limitation on Holdings; Redemption; of Shares .........................  26

                                   ARTICLE VII
                      LIABILITY OF TRUSTEES, SHAREHOLDERS,
                         OFFICERS, EMPLOYEES AND AGENTS,
                                AND OTHER MATTERS

   7.1       Exculpation of Trustees, Officers, Employees
              and Agents ....................................................................  27
   7.2       Limitation of Liability of Shareholders, Trustees, Officers,
               Employees and Agents .........................................................  28
   7.3       Express Exculpatory Clauses and Instruments ....................................  28
   7.4       Indemnification and Reimbursement of Trustees,
              Officers, Employees, and Agents ...............................................  29
   7.5       Right of Trustees, Officers, Employees and Agents to
              Own Share or Other Property and to Engage in Other
              Business ......................................................................  29
   7.6       Transactions Between Trustees, Officers, Employees or Agents
               and the Trust ................................................................  30
   7.7       Restriction of Duties and Liabilities ..........................................  31

   7.8       Persons Dealing with Trustees, Officers, Employees
              or Agents .....................................................................  31
   7.9       Reliance .......................................................................  31

                                  ARTICLE VIII
                       DURATION, AMENDMENT AND TERMINATION
                                    OF TRUST

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                                                                                              ----
   8.1       Duration of Trust ..............................................................  32
   8.2       Termination of Trust ...........................................................  32
   8.3       Amendment Procedure ............................................................  33
   8.4       Amendments Effective ...........................................................  33
   8.5       Transfer to Successor ..........................................................  33
   8.6       Sale of Assets, Merger .........................................................  34

                                   ARTICLE IX
                                  MISCELLANEOUS

   9.1       Applicable Law .................................................................  34
   9.2       Index and Headings for Reference Only ..........................................  34
   9.3       Successors in Interest .........................................................  34
   9.4       Inspection of Records ..........................................................  34
   9.5       Counterparts ...................................................................  35
   9.6       Provisions of the Trust in Conflict with Law or Regulations;
              Severability ..................................................................  35
   9.7       Certifications .................................................................  35

                          RESTATED DECLARATION OF TRUST
                                       OF
                                    MEDITRUST
                                 AUGUST 6, 1985
                          (as restated on May 10, 1996)

         DECLARATION OF TRUST restated as of the date set forth above by the undersigned Trustees.

                                   WITNESSETH:

         WHEREAS, the Trustees desire to continue the trust originally formed and subsequently amended and restated, as herein restated, for the principal purpose of investing in real property and interests therein; and

         WHEREAS, the Trustees desire that such trust qualify as a "real estate investment trust" under the REIT Provisions of the Internal Revenue Code; and

         WHEREAS, in furtherance of such purpose the Trustees intend to acquire certain real property and interests therein, and other property, real, personal or mixed, tangible and intangible, of any kind or character whatsoever, and to hold, manage and dispose of all such property as Trustees in the manner hereinafter stated;

         WHEREAS, it is proposed that the beneficial interest in the Trust be divided into one or more classes or series of transferable Shares of Beneficial Interest, evidenced by certificates therefor, as hereinafter provided; and

         WHEREAS, the Trustees desire to amend certain provisions of the Trust as originally formed and subsequently amended and restated and to restate such amended Trust in its entirety;

         WHEREAS, in accordance with the provisions of Section 8.3 of the Restated Declaration of Trust As Amended, this Restated Declaration of Trust has been approved by the holders of a majority of the Shares of Beneficial Interest of the Trust entitled to vote thereon;

         NOW, THEREFORE, the Restated Declaration of Trust as Amended is restated as follows and it is hereby agreed and declared that the Trustees will hold any and all property of every type and description which they are acquiring or may hereafter acquire as Trustees, together with the proceeds thereof, in trust, to manage and dispose of the same for the benefit of the holders from time to time of the Shares of Beneficial Interest being issued and to be issued hereunder in the manner and subject to the stipulations contained herein.

                                    ARTICLE I
                             THE TRUST: DEFINITIONS

         1.1 Name. The name of the Trust created by this Declaration of Trust shall be "Meditrust" and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees collectively but not individually or personally nor to the officers, agents, employees or Shareholders of the Trust or of such Trustees. Under circumstances under which the Trustees determine that the use of such name is not practicable or under circumstances in which the Trustees are contractually bound to change that name, they may adopt another name under which the Trust may hold property or conduct its activities.

         1.2 Places of Business. The Trust shall maintain an office in Massachusetts at such place in Massachusetts as the Trustees may determine from time to time. The Trust may have such other offices or places of business within or without the Commonwealth of Massachusetts as the Trustees may from time to time determine.

         1.3 Nature of Trust. The Trust shall be of the type commonly termed a Massachusetts business trust. It is intended that the Trust shall carry on a business as a "real estate investment trust" as described in the REIT Provisions of the Internal Revenue Code. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation or joint stock company (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the REIT Provisions of the Internal Revenue Code) nor shall the Trustees or Shareholders or any of them for any purpose be, nor be deemed to be, nor be treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Trust in accordance with the rights conferred upon them by this Declaration.

         1.4 Definitions. The terms defined in this Section 1.4 wherever used in this Declaration shall, unless the context otherwise requires, have the respective meanings hereinafter specified. Whenever the singular number is used in this Declaration and when permitted by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa. Where applicable, calculations to be made pursuant to any such definition shall be made in accordance with generally accepted accounting principles as in effect from time to time except as otherwise provided in such definition.

         (a) Advisor. "Advisor" shall mean the Person employed by the Trustees in accordance with the provisions of Article IV but shall not include any individual who provides services to the Trust as an employee, advisor or consultant, on either a full-time or part-time basis.

         (b) Affiliate. "Affiliate" shall mean, as to any person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other Person that owns beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock or shares of equity interests of such Person, or (iii) any officer, director, employee, general partner or trustee of such Person or of any Person controlling, controlled by or under common control, with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person).

         (c) Affiliated Trustee. "Affiliated Trustee" shall mean a Trustee who is not an Independent Trustee.

         (d) Annual Meeting of Shareholders. "Annual Meeting of Shareholders" shall mean the meeting described in the first sentence of
         Section 6.10.

         (e) Annual Report. "Annual Report" shall have the meaning set forth in Section 6.12.

         (f) Average Invested Assets. "Average Invested Assets" for any period shall mean the average of the values of the Invested Assets of the last day of each month during such period.

         (g) Book Value. "Book Value" of an asset or assets shall mean the value of such asset or assets of the Trust on the books of the Trust, without deduction for depreciation or other asset valuation reserves and without deduction for mortgages or other security interests to which such asset or assets are subject, except that no asset shall be valued at more than its fair market value as determined by or under procedures adopted by the Trustees, and the underlying assets of a partnership, joint venture or other form of indirect ownership, to the extent of the Trust's interest therein, shall be valued as if owned by the Trust.

         (h)      By-Laws. "By-Laws" shall have the meaning set forth in Section
         3.3.

         (i) Declaration. "Declaration" or "this Declaration" shall mean this Declaration of Trust, as amended, restated or modified from time to time. References in this Declaration to "herein" and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text, article or section in which such words appear.

         (j) Independent Trustee. "Independent Trustee" shall mean a Trustee, who, in his individual capacity, (i) is not affiliated, directly or indirectly, with an Advisor of the Trust, whether by ownership of, ownership interest in, employment by, any business or professional relationship with, or serves as an officer or director of, such Advisor or an affiliated business entity of such Advisor and (ii) does not perform any services for the Trust except as Trustee. An indirect relationship shall include circumstances in which a member of the immediate family of a Trustee has one of the foregoing relationships with the Trust or an Advisor of the Trust.

         (k) Internal Revenue Code. "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as now enacted or hereafter amended, or successor statutes.

         (l) Invested Assets. "Invested Assets" shall mean the Book Value of all the Real Estate Investments of the Trust.

         (m) Mortgage Loans. "Mortgage Loans" shall mean notes, debentures, bonds and other evidences of indebtedness or obligations which are negotiable or nonnegotiable and which are secured or collateralized by Mortgages.

         (n) Mortgages. "Mortgages" shall mean mortgages, deeds of trust or other security interests in Real Property or in rights or interests, including leasehold interests, in Real Property.

         (o) Net Assets. "Net Assets shall mean the total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

         (p) Net Income. "Net Income" for any period shall mean the net income of the Trust determined in accordance with generally accepted accounting principles (calculating the net income of the Trust from any partnership, joint venture or other form of indirect ownership as if the Trust directly received its proportionate share of such entity's income, gains, expenses and losses, including non-cash charges and imputed interest) for such period (i) excluding realized gains and losses from the disposition of Trust assets (after attributing to such disposition the taxes and fees paid in connection therewith); (ii) before deducting additions to reserves or provisions for depreciation, amortization, provision for bad debts and other similar non-cash charges and imputed interest; and (iii) less the amount of any bad debts actually charged to the provision therefor.

         (q) Person. "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

         (r) Real Estate Investment. "Real Estate Investment" shall mean any direct or indirect investment in any interest in Real Property or in any Mortgage, Mortgage Loan, or any interest therein or in any Person whose principal purpose is to make any such investment.

         (s) Real Property. "Real Property" shall mean and include land, leasehold interests (including but not limited to interests of a lessor or lessee therein), rights and interests in land, and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land, leasehold interests or rights in land or interests therein, but does not include investments in Mortgages, Mortgage Loans or interests therein.

         (t) REIT. "REIT" shall mean a real estate investment trust as defined in the REIT Provisions of the Internal Revenue Code.

         (u) REIT Provisions of the Internal Revenue Code. "REIT Provisions of the Internal Revenue Code" shall mean Parts II and III of Subchapter M of Chapter 1 of Subtitle A of the Internal Revenue Code, or similar provisions of any successor statute.

         (v) Securities. "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

         (w) Shareholders. "Shareholders" shall mean as of any particular time all holders of record of outstanding Shares at such time.

         (x) Shares. "Shares" or, as the context may require, "shares" shall mean the shares of beneficial interest of the Trust as described in the first sentence of Section 6.1 hereof.

         (y) Total Assets. "Total Assets" shall mean the Book Value of all the assets of the Trust, as such Book Value appears on the most recent quarterly balance sheet of the Trust.

         (z) Total Operating Expenses. "Total Operating Expenses" for any period shall mean all cash operating expenses, including additional expenses paid directly or indirectly by the Trust to the Advisor, Affiliates of the Advisor or third parties based upon their relationship with the Trust, including loan administration, servicing, engineering, inspection and all other expenses paid by the Trust, except the expenses related to raising capital, for interest, taxes, and direct property acquisition, operation, maintenance and management costs and costs of litigation.

         (aa) Trust. "Trust" shall mean the Trust created by this Declaration.

         (bb) Trustees. "Trustees" shall mean, as of any particular time, the original signatories hereto as long as they hold office hereunder and additional and successor Trustees, and shall not include the officers, employees or agents of the Trust or the Shareholders. Nothing herein shall be deemed to preclude the Trustees from also serving as officers, employees or agents of the Trust or owning Shares.

         (cc) Trust Estate. "Trust Estate" shall mean as of any particular time any and all property, real, personal or otherwise, tangible or intangible, which is transferred, conveyed or paid to or purchased by the Trust or Trustees and all rents, income, profits and gains therefrom and which at such time is owned or held by or for the Trust or the Trustees.

                                   ARTICLE II
                                    TRUSTEES

         2.1 Number, Term of Office and Qualifications of Trustees. There shall be no fewer than three (3) nor more than twelve (12) Trustees. The initial Trustees shall be the signatories hereto. Within the limits set forth in this
Section 2.1, the number of Trustees may be increased or decreased from time to time by the Trustees or by the Shareholders. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. Subject to the provisions of Section 2.3 each Trustee shall hold office until the next annual meeting of Shareholders and until the election and qualification of his successor. There shall be no cumulative voting in the election for Trustees. A Trustee shall be an individual at least twenty-one (21) years of age who is not under legal disability. A majority of the Trustees shall at all times be persons who are Independent Trustees; provided, however, that upon a failure to comply with this requirement because of the resignation, removal or death of a Trustee who is an Independent Trustee, such requirement shall not be applicable for a period of sixty (60) days. Nominees to serve as Independent Trustees shall be nominated by the then current Independent Trustees, if any. Unless otherwise required by law, no Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees in their capacity as Trustees shall not be required to devote their entire time to the business and affairs of the Trust.

         2.2 Compensation and Other Remuneration. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Trustees may determine from time to time. The Trustees and Trust officers shall be entitled to receive remuneration for services rendered to the Trust in any other capacity. Subject to Sections 7.5 and 7.6, such services may include, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee.

         2.3 Resignation, Removal and Death of Trustees. A Trustee may resign at any time by giving written notice to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date specified in such notice, without need for prior accounting. A Trustee may be removed at any time with or without cause by vote or consent of holders of Shares representing a majority of the total votes authorized to be cast by Shares then outstanding and entitled to vote thereon, or with cause by all remaining Trustees. A Trustee judged incompetent or bankrupt, or for whom a guardian has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment. Upon the resignation or removal of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee, as the case may be.

         2.4 Vacancies. If any or all the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees (even though fewer than three (3)) may exercise the powers of the Trustees hereunder. Vacancies (including vacancies created by increases in number) may be filled by the remaining Trustee or Trustees or by a majority of the remaining Trustees (or a majority of the remaining Independent Trustees, if any, if the vacant position was formerly held by an Independent Trustee or is required to be held by an Independent Trustee) or by vote of the Shareholders. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 6.10. Any Trustee elected to fill a vacancy created by the resignation, removal or death of a former Trustee shall hold office for the unexpired term of such former Trustee.

         2.5 Successor and Additional Trustees. The right, title and interest of the Trustees in and to the Trust Estate shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered. Appropriate written evidence of the election and qualification of successor and additional Trustees shall be filed with the records of the Trust and in such other offices or places as the Trustees may deem necessary, appropriate or desirable.

         2.6 Actions by Trustees. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees; provided, however, that, whenever pursuant to Section 7.6 or otherwise the vote of a majority of a particular group of Trustees is required at a meeting, a quorum for such meeting shall be a majority of the Trustees which shall include a majority of such group. Unless specifically provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consents of a majority of the Trustees, which consents shall be filed with the records of meetings of the Trustees. Any action or actions permitted to be taken by the Trustees in connection with the business of the Trust may be taken pursuant to authority granted by a meeting of the Trustees conducted by a telephone conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting and the transaction of Trust business represented thereby shall be of the same authority and validity as if transacted at a meeting of the Trustees held in person or by written consent. The minutes of any Trustees' meeting held by telephone shall be prepared in the same manner as a meeting of the Trustees held in person. Any agreement, deed, mortgage, lease or other instrument or writing executed by one or more of the Trustees or by any authorized person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees or as provided in the By-Laws.

                  With respect to the actions of the Trustees, Trustees who have, or are Affiliates of Persons who have, any direct or indirect interest in or connection with any matter being acted upon may be counted for all quorum purposes under this Section 2.6 and, subject to the provisions of Section 7.6, may vote on the matter as to which they or their Affiliates have such interest or connection.

         2.7 Certification of Changes in Trustees. No alteration in the number of Trustees, no removal of a Trustee and no election or appointment of any individual as Trustee (other than an individual who was serving as a Trustee immediately prior to such election or appointment) shall become effective unless and until there shall be delivered to the President or the Secretary of the Trust an instrument in writing signed by a majority of the Trustees, certifying to such alteration in the number of Trustees and/or to such removal of a Trustee and/or naming the individual so elected or appointed as Trustee, together with his written acceptance thereof and agreement to be bound thereby.

         2.8 Committees. The Trustees may appoint from among their number such standing committees as the Trustees determine. All members of the audit committee, if any, shall be Independent Trustees. A majority of the members of each standing committee shall be Independent Trustees; provided, however, that upon a failure to comply with this requirement because of the resignation, removal or death of a Trustee who is an Independent Trustee, such requirement shall not be applicable for a period of sixty (60) days. Each committee shall have such powers, duties and obligations as the Trustees may deem necessary or appropriate. The standing committees shall report their activities periodically to the Trustees.

         2.9 Investment Committee. The Investment Committee shall consist of the Independent Trustees and shall have the power to approve real estate acquisitions and sales and other investments of the Trust. In addition to such other powers as provided in this Declaration or the By-Laws or as delegated by the Trustees from time to time, the Investment Committee shall have the following special duties:

         (a) The Investment Committee shall review the investment policies of the Trust at least annually to determine that the policies being followed by the Trust are in the best interests of the Shareholders. The basis for each determination shall be set forth in the minutes of the Investment Committee.

         (b) The Investment Committee shall supervise the performance of the Advisor and the compensation paid to it by the Trust.

                                   ARTICLE III
                                TRUSTEES' POWERS

         3.1 Power and Authority of Trustees. The Trustees, subject only to the specific limitations contained in this Declaration, shall have, without further or other authorization, and free from any power or control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right and may do all such acts and things as in their sole judgment and discretion are necessary for or incidental to or desirable for the carrying out of or conducting the business of the Trust. Any construction of this Declaration or any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration, presumption shall be in favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid powers or the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

         3.2 Specific Powers and Authority. Subject only to the express limitations contained in this Declaration and in addition to any powers and authority conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule or law, the Trustees without any action or consent by the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

         (a) to retain, invest and reinvest the capital or other funds of the Trust in, and to acquire, purchase, or own, real or personal property of any kind, (including without limitation Securities of any Person) wherever located in the world, and make commitments for such investments, all without regard to whether any such property is authorized by law for the investment of trust funds or produces or may produce income and to possess and exercise all the rights, powers and privileges appertaining to the ownership of the Trust Estate; and to increase the capital of the Trust at any time by the issuance of any additional Shares or other Securities of the Trust for such consideration as they deem advisable;

         (b) without limitation of the powers set forth in paragraph (a) above, to invest in, purchase or otherwise acquire for such consideration as they deem proper, in cash or other property or through the issuance of Shares or through the issuance of notes, debentures, bonds or other obligations of the Trust, and to hold for investment, the entire or any participating interests in any Mortgage Loans, or interests in Real Property, including ownership of, or participations in the ownership of, or rights to acquire, equity interests in Real Property or in Persons owning, developing, improving, operating or managing Real Property, which interests may be acquired independently of or in connection with other investment activities of the Trust and, in the latter case, may include rights to receive additional payments based on gross income or rental or other income from the Real Property or improvements thereon; to invest in loans secured by the pledge or transfer of Mortgage Loans; to develop, operate, pool, utilize, grant production payments out of or lease or otherwise dispose of mineral, oil and gas properties and rights;

         (c) to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any and all the Trust Estate by deeds (including deeds in lieu of foreclosure), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or nominee of the Trust, provided that no disposition of a Real Estate Investment shall be accomplished without the approval of a majority of the Trustees (including a majority of the Independent Trustees);

         (d) to issue Shares, bonds, debentures, notes or other evidences of indebtedness which may be secured or unsecured and may be subordinated to any indebtedness of the Trust to such Persons for such cash, property or other consideration (including without limitation Securities issued or created by, or interests in any Person) at such time or times and on such terms as the Trustees may deem advisable and to list any of the foregoing Securities issued by the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Securities, and to cause the instruments evidencing such Securities to bear an actual or facsimile imprint of the seal of the Trust and to be signed by manual or facsimile signature or signatures (and to issue such Securities, whether or not any Person whose manual or facsimile signature shall be imprinted thereon shall have ceased to occupy the office with respect to which such signature was authorized), provided that, where only facsimile signatures for the Trust are used, the instrument shall be countersigned manually by a transfer agent, registrar or other authentication agent. Any of such Securities of different types may be issued in combinations or units with such restrictions on the separate transferability thereof as the Trustees shall determine;

         (e) to enter into leases or subleases of real and personal property as lessor or lessee and to enter into contracts, obligations and other agreements for a term, extending beyond the term of office of the Trustees and beyond the possible termination of the Trust, or having a lesser term;

         (f) to borrow money and give negotiable or non-negotiable instruments therefor; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Trust Estate to secure any indebtedness of the Trust or any other of the foregoing obligations of the Trust;

         (g)      to lend money, whether secured or unsecured;

         (h)      to create reserve funds for any purpose;

         (i) to incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including without limitation taxes and other governmental levies, charges and assessments, of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or any part thereof, and for any of the purposes herein;

         (j) to deposit funds of the Trust in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees, officers, employees or agents) as the Trustees may determine;

         (k) to possess and exercise all the rights, powers and privileges pertaining to the ownership of all or any Mortgages or Securities issued or created by, or interests in, any Person, forming part of the Trust Estate, to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or actions generally or for any particular meeting or action, and may include the exercise of discretionary powers;

         (1) to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Estate or any part or parts thereof to or with any such Person or any existing Person in exchange for the Securities thereof or otherwise, and to merge or consolidate the Trust with or into any Person or merge or consolidate any Person into the Trust, and to lend money to, subscribe for the Securities of, and enter into any contracts with, any Person in which the Trust holds or is about to acquire Securities or any other interest;

         (m) to enter into joint ventures, general or limited partnerships, participation or agency arrangements and any other lawful combination or associations;

         (n) to elect, appoint, engage or employ such officers for the Trust as the Trustees may determine, who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms, as may be prescribed by the Trustees or by the By-Laws; to engage or employ any Persons (including, without limitation, subject to the provisions of Section 7.5 and 7.6, any Trustee, officer or agent and any Person in which any Trustee, officer or agent is directly or indirectly interested or with which he is directly or indirectly connected) as agents, representatives, employees or independent contractors (including, without limitation, real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Person may be so engaged or employed; and to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors or other Persons; provided, however, that no such delegation shall be made to an Affiliate of the Advisor, except with the approval of a majority of the Independent Trustees;

         (o) to determine whether moneys, Securities or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all the profit resulting from the maturity or sale of any asset whether purchased at a premium or at a discount, as income or capital, or apportion the same between income and capital, to apportion the sales price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this subsection such moneys, Securities or other assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization or obsolescence in respect of all or any part of the Trust Estate subject to depreciation, amortization or obsolescence in such amounts and by such methods as they shall determine; and to determine the method or form in which the accounts and records of the Trust shall be kept and to change from time to time such method or form;

         (p) to determine or cause to be determined from time to time the value of all or any part of the Trust Estate and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue or cause to be revalued all or any part of the Trust Estate in accordance with such appraisals or other information as are in the Trustees' sole judgment, necessary and/or satisfactory;

         (q) to collect, sue for, and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the Trust Estate or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof;

         (r) to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust or participate in any reorganization of obligors to the Trust;

         (s) to purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust and/or all or any of the Trustees, the Shareholders, officers, employees or agents against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees, Shareholders, officers, employees or agents;

         (t) to cause legal title to any of the Trust Estate to be held by and/or in the name of the Trustees, or except as prohibited by law by and/or in the name of the Trust or one or more of the Trustees or any other Person, on such terms, in such manner, with such powers in such Person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein;

         (u) to adopt a fiscal year for the Trust, and from time to time to change such fiscal year;

         (v) to adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust);

         (w) to the extent permitted by law, to indemnify or enter into agreements with respect to indemnification with any Person with which the Trust has dealings, including without limitation any investment advisor or independent contractor, to such extent as the Trustees shall determine;

         (x)      to confess judgment against the Trust;

         (y)      to discontinue the operations of the Trust;

         (z)      to repurchase or redeem Shares; and

         (aa) to do all other such acts and things as are incident to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust and to carry out the provisions of this Declaration, including, without limitation, all powers of directors of a Massachusetts business corporation.

         3.3. By-Laws. The Trustees may make or adopt and from time to time amend or repeal regulations (the "By-Laws") not inconsistent with law or with this Declaration, containing provisions relating to the business of the Trust and the conduct of its affairs and in such By-Laws may define the duties of the officers, employees and agents of the Trust.

                                   ARTICLE IV
                                     ADVISOR

         4.1 Employment of Advisor. The Trustees are responsible for the general policies of the Trust and for the general supervision of the business of the Trust conducted by all officers, agents, employees, advisors, managers or independent contractors of the Trust. However, the Trustees are not and shall not be required personally to conduct the business of the Trust, and, consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ or contract with any Person including one or more of themselves or any corporation, partnership or trust in which one or more of them may be directors, officers, stockholders, partners or trustees, as the Trustees may deem necessary or proper for the transaction of the business of the Trust. The Trustees may therefore employ or contract with such Person (herein referred to as the "Advisor") and, consistent with their ultimate responsibility as set forth in this Section 4.l, the Trustees may grant or delegate such authority to the Advisor as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by trustees.

                  The Trustees shall have the power to determine the terms and compensation of the Advisor or any other Person whom they may employ or with whom they may contract; provided, however, that any determination to employ or contract with any Trustee or any Person such that a Trustee would be an Affiliated Trustee shall be valid only if made, approved or ratified after disclosure of such interests by the affirmative vote or written consent of a majority of the Trustees who would continue to be Independent Trustees. The Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

         4.2. Other Activities of Advisor. The Advisor shall not be required to administer the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to other investors or any other Persons (including other REITs) and the management of other investments. The Trustees may request the Advisor to engage in certain other activities which complement the Trust's investments, and the Advisor may receive compensation or commissions therefor from the Trust or other Persons.

                  The Advisor shall be required to use its best efforts to supervise the operation of the Trust in a manner consistent with the investment policies and objectives of the Trust. Neither the Advisor nor (subject to any applicable provisions of Section 7.5) any director, trustee, officer, partner or employee of the Advisor or of any Person which controls, is controlled by or is under common control with the Advisor nor any such Person shall be obligated to present any particular investment opportunities to the Trust, even if such opportunities are of a character such that, if presented to the Trust, they could be taken by the Trust, and, subject to the foregoing, each of them shall be protected in taking for its own account or recommending to others any such particular investment opportunity.

                  Upon request of any Trustee, the Advisor shall from time to time promptly furnish the Trustees with such information on a confidential basis as to any investments within the Trust's investment policies made by the Advisor for its own account as may be provided in the advisory contract with the Advisor in effect from time to time.

                                    ARTICLE V

                         INVESTMENT POLICY AND POLICIES
                             WITH RESPECT TO CERTAIN
                          DISTRIBUTIONS TO SHAREHOLDERS

         5.1      Statement of Policy.

         While the Trustees are authorized pursuant to Article III to invest the Trust Estate in a wide variety of investments, it shall be the policy of the Trustees to invest the major portion of the Trust Estate in health care related, income-producing Real Estate Investments. These general objectives shall be pursued in a manner consistent with the investment policies specified in the remainder of this Section 5.1.

         The Trust may make secured or unsecured borrowings to make additional Real Estate Investments and for normal working capital needs, including, without limitation, the repair and maintenance of properties in which it has invested, tenant improvements and leasing commissions. The Trust may make such borrowings from third parties or, subject to approval by a majority of the Independent Trustees, from Affiliates of the Advisor. Interest and other financing charges or fees to be paid on loans from such Affiliates will not exceed the interest and other financing charges or fees which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area.

         To the extent that the Trust Estate has assets not otherwise invested in accordance with this Section 5.l, it shall be the policy of the Trustees to invest such assets in interest-bearing accounts, certificates of deposit, short-term money-market Securities, short-term government Securities, mortgage-backed Securities guaranteed by the Government National Mortgage Association, mortgages insured by the Federal Housing Administration or guaranteed by the Veterans Administration, mortgage loan participations purchased from banks or other financial institutions and other similarly secured short-term investment Securities.

         It shall be the policy of the Trustees to make investments in such manner as to comply with the requirements of the Internal Revenue Code with respect to the composition of the investments and the derivation of the income for a real estate investment trust as defined in the REIT Provisions of the Internal Revenue Code; provided, however, that no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from his own willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         5.2 Prohibited Investments and Activities. The Trust shall not engage in any of the following investment practices or activities:

         (a) Investment in junior mortgage loans unless, by appraisal or other method, the Independent Trustees determine (i) the capital investment in any such mortgage loan is adequately secured on the basis of the equity of the borrower in the property underlying such investment and of the ability of the borrower to repay the mortgage loan; or (ii) such mortgage loan is a financing device entered into by the Trust to establish the priority of its capital investment over the capital of others investing with the Trust in a real estate project. The Trustees shall determine and ensure that any such junior mortgage loan is not and may not be made subordinate to a mortgage held by the Advisor, if any, a Person or entity Affiliated therewith, a Trustee, or a Person or entity Affiliated with a Trustee;

         (b) Allowing the maximum aggregate borrowings of the Trust to exceed 300% of Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, and approval of such higher level by a majority of the Independent Trustees. The aggregate borrowings of the Trust, secured and unsecured, shall be reasonable in relation to the Net Assets thereof and shall be reviewed at least quarterly by the Trustees. Any borrowing in excess of 300% of Net Assets shall be disclosed to the Shareholders in the next quarterly report of the Trust, along with justification for such excess.

         (c) Investment of more than ten percent (10%) of its Total Assets in Unimproved Real Property or mortgage loans with respect hereto. "Unimproved Real Property" shall be deemed to include any parcel of real property which (i) was not acquired by the Trust for the purpose of producing rental or other operating income; (ii) has no development or construction in process; and (iii) no development or construction with respect to which is planned in good faith to commence within one year;

         (d) Investment in commodity or commodity future contracts other than interest rate futures used solely for hedging purposes;

         (e) Issuing equity securities which are redeemable at the option of the holders thereof;

         (f) Issuing debt Securities unless the historical debt service coverage for the most recently completed fiscal year, as adjusted for known changes, is sufficient to properly service the higher level of debt;

         (g) Issuing options or warrants to purchase Shares at an exercise price less than the fair market value of such Shares on the date of grant or issuance thereof or for consideration (which may include services) that, in the judgment of the Independent Trustees, has a market value less than that of each such option or warrant on the date of grant. The aggregate numbers of Shares issuable at any time upon exercise of outstanding options or warrants shall not exceed an amount equal to ten percent (10%) of the outstanding Shares on the date of grant or issuance of any options or warrants;

         (h) Investing more than one percent (1%) of the assets of the Trust in real estate contracts for sale, unless such real estate contracts are recordable in the chain of title; or

         (i) Acting in any way that would disqualify the Trust as a real estate investment trust within the meaning of Sections 856-860 of the Internal Revenue Code, as amended or similar provisions of any successor statute.

         5.3 Appraisals. If the Trust shall at any time purchase Real Property, or interests therein, the consideration paid therefor shall generally be based upon the fair market value which, upon the request of a majority of the Independent Trustees, shall be determined by an appraisal by a Person who is not an Affiliate of the Trust or the Advisor and who is, in the sole judgment of the Trustees, properly qualified to make such a determination.

                                   ARTICLE VI

                           THE SHARES AND SHAREHOLDERS

         6.1 Description of Shares. The interest of the Shareholders shall be divided into shares of beneficial interest which shall be known collectively as "Shares," all of which shall be validly issued, fully paid and nonassessable by the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend or share split. Each holder of Shares shall as a result thereof be deemed to have agreed to and be bound by the terms of this Declaration. The Shares may be issued for such consideration as the Trustees shall deem advisable. The Shares shall be without par value. The number of Shares which the Trust shall have authority to issue is unlimited. The Trustees are hereby expressly authorized at any time, and from time to time, to provide for the issuance of Shares upon such terms and conditions and pursuant to such agreements as the Trustees may determine.

         The Shares may consist of one or more classes or series. The Trustees may, from time to time, establish and designate the different classes and series and designate variations in the relative rights and preferences between the different classes and series as provided below, but in all other respects all Shares shall be identical.

         Subject to the provisions hereof, the Trustees are authorized to establish one or more classes or series of Shares and, to the extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts, to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of each class or series including, but not limited to:

                  (a) the number of Shares to constitute such class or series and the distinguishing designation thereof;

                  (b) the dividend rate on the Shares of such class or series and the preferences, if any, and the special and relative rights of such Shares of such series as to dividends;

                  (c) whether or not the Shares of such class or series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

                  (d) the preferences, if any, and the special and relative rights of the Shares of such class or series upon the voluntary or involuntary dissolution or liquidation of the Company;

                  (e) whether or not the Shares of such class or series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

                  (f) whether or not the Shares of such class or series shall be convertible into any other class or series of Shares and, if so, the conversion price or ratio and other conversion rights;

                  (g) the conditions under which the Shares of such class or series shall have separate voting rights or no voting rights; and

                  (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such class or series to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts.

         Notwithstanding the fixing of the number of Shares constituting a particular class or series, the Trustees may at any time authorize the issuance of additional Shares of the same class or series.

         Before the Trust shall issue any Shares of any newly designated class or series, a certificate setting forth the resolution or resolutions of the Trustees fixing the voting powers, designations, preferences and rights of such class or series, the qualifications, limitations or restrictions thereof, and the number of Shares of such class or series authorized by the Trustees, shall be executed by a majority of the Trustees and filed with the Secretary of the Commonwealth of Massachusetts in accordance with Section 8.4 hereof.

                  The holders of Shares shall be entitled to receive, when and as declared from time to time by the Trustees out of any funds legally available for the purpose, such dividends or distributions as may be declared from time to time by the Trustees. In the event of the termination of the Trust pursuant to
Section 8.l or otherwise, or upon the distribution of its assets, the assets of the Trust available for payment and distribution to Shareholders shall be distributed ratably among the holders of Shares at the time outstanding in accordance with Section 8.2. Except as otherwise authorized by the Trustees with respect to any particular class or series, all Shares shall have equal noncumulative voting rights at the rate of one vote per share and equal dividend, distribution, liquidation and other rights, and shall have no preference, conversion, exchange, sinking fund or redemption rights. No holder of Shares shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of Shares of any class whatsoever of the Trust, or of securities convertible into any shares of any class whatsoever of the Trust, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

         6.2 Certificates. Ownership of Shares shall be evidenced by certificates. Every Shareholder shall be entitled to receive a certificate, in such form as the Trustees shall from time to time approve, specifying the number of Shares held by such Shareholder. Subject to Sections 6.4 and 6.15(c) hereof, such certificates shall be treated as negotiable and title thereto and to the Shares represented thereby shall be transferred by delivery thereof to the same extent in all respects as a stock certificate, and the Shares represented thereby, of a Massachusetts business corporation. Unless otherwise determined by the Trustees, such certificates shall be signed by the President or any Vice President and the Treasurer or any Assistant Treasurer and shall be countersigned by a transfer agent, and registered by a registrar, if any, and such signatures may be facsimile signatures in accordance with Section 3.2(d)
- -21-hereof. There shall be filed with each transfer agent a copy of the form of certificate so approved by the Trustees, certified by the Chairman, President or Secretary, and such form shall continue to be used unless and until the Trustees approve some other form.

                  In furtherance of the provisions of Section 6.15(c) hereof, each certificate evidencing Shares shall contain a legend imprinted thereon to the following effect, or such other legend as the Trustees may from time to time adopt:

                  "Provisions Relating to Redemption and Prohibition of Transfer of Shares."

                  "The shares represented by this certificate may be redeemed by the Trust, and the transfer thereof may be prohibited, all upon the terms and conditions set forth in the Declaration of Trust. The Trust will furnish a copy of such terms and conditions to the registered holder of this certificate upon request and without charge."

         6.3 Fractional Shares. In connection with any issuance of Shares, the Trustees may issue fractional Shares or may provide for the issuance of scrip including, without limitation, the time within which any such scrip must be surrendered for exchange into full Shares and the rights, if any, of holders of scrip upon the expiration of the time so fixed, the rights, if any, to receive proportional distributions, and the rights, if any, to redeem scrip for cash, or the Trustees may in their discretion, or if they see fit at the option of each holder, provide in lieu of scrip for the adjustment of the fractions in cash. The provisions of Section 6.2 hereof relative to certificates for Shares shall apply so far as applicable to such scrip, except that such scrip may in the discretion of the Trustees be signed by a transfer agent alone.

         6.4 Issuance of Units. Notwithstanding any other provisions of this Declaration of Trust, the Trustees may issue from time to time units consisting of different Securities of the Trust. Any Security issued in any such unit shall have the same characteristics and shall entitle the registered holder thereof to the same rights as any identical Securities issued by the Trustees, except that the Trustees may provide (and may cause a notation to be placed on the certificate representing such unit or Securities of the Trust issued in any such unit) that for a specified period not to exceed one year after issuance, Securities of the Trust issued in any such unit may be transferred upon the books of the Trust only in such unit.

         6.5 Legal Ownership of Trust Estate. The legal ownership of the Trust Estate and the right to conduct the business of the Trust are vested exclusively in the Trustees (subject to Section 3.2(t)), and the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares issued hereunder and they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Estate.

         6.6 Shares Deemed Personal Property. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth or provided for in this Declaration. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Estate or otherwise except the sole right to demand and subject to the provisions of this Declaration, the By-Laws and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.

         6.7 Share Record; Issuance and Transferability of Shares. Records shall be kept by or on behalf of and under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. The Trust, the Trustees and the officers, employees and agents of the Trust shall be entitled to deem the Persons in whose names certificates are registered on the records of the Trust to be the absolute owners of the Shares represented thereby for all purposes of this Trust; but nothing herein shall be deemed to preclude the Trustees or officers, employees or agents of the Trust from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive.

                  Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee and in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor but only upon delivery to the Trustees or a transfer agent of instruments and other evidence required by the Trustees or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares and such releases from applicable governmental authorities as may be required by the Trustees or transfer agent. In case of the loss, mutilation or destruction of any certificate for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this Declaration shall impose upon the Trustees or a transfer agent a duty or limit their rights to inquire into adverse claims.

         6.8 Dividends or Distributions to Shareholders. Subject to Section 6.1, the Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash, property or assets of the Trust or Securities issued by the Trust, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase or financing or refinancing of Trust obligations, or from the sale of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine. Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. The Trustees shall furnish the Shareholders with a statement in writing advising as to the source of the funds so distributed not later than ninety (90) days after the close of the fiscal year in which the distribution was made.

         6.9 Transfer Agent, Dividend Disbursing Agent and Registrar. The Trustees shall have power to employ one or more transfer agents, dividend disbursing agents and registrars (including the Advisor and/or its Affiliates) and to authorize them on behalf of the Trust to keep records, to hold and to disburse any dividends or distributions, and to have and perform, in respect of all original issues and transfers of Shares, dividends and distributions and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents and registrars of a Massachusetts business corporation.

         6.10 Shareholders' Meetings. There shall be an annual meeting of the Shareholders at such time and place as shall be determined by or in the manner prescribed in the By-Laws, at which the Trustees shall be elected and any other proper business may be conducted. The Annual Meeting of Shareholders shall be held after delivery to the Shareholders of the Annual Report and within six
(6) months after the end of each fiscal year. Special meetings of Shareholders may be called by the President or by a majority of the Trustees or of the Independent Trustees and shall be called by the President upon the written request of Shareholders holding in the aggregate not less than ten percent (10%) of the total votes authorized to be cast by the outstanding Shares of the Trust entitled to vote at such meeting, in the manner provided in the By-Laws. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Notice of any special meeting shall state the purpose of the meeting. Upon receipt of a written request either in person or by registered mail stating the purpose of a special meeting requested by Shareholders, the Trust shall provide all Shareholders, within ten (10) business days after receipt of said request, written notice of such special meeting and the purpose of such special meeting to be held on a date not less than twenty (20) nor more than sixty (60) days after receipt of said request, at a time and place convenient to Shareholders.

                  The holders of Shares entitled to vote at the meeting representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote on any question present in person or by proxy shall constitute a quorum at any such meeting for action on such question. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and except as otherwise provided in the By-Laws the meeting may be reconvened without further notice. At any reconvened session of the meeting at which there shall be a quorum, any business may be transacted at the meeting as originally noticed.

                  Whenever any action is to be taken by the Shareholders, it shall, except as otherwise clearly indicated in this Declaration or the By-Laws, require, and may be effected by, the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote and voting on such matter, provided that such majority shall be at least a majority of the number of Shares required to constitute a quorum for action on such matter. Any election by Shareholders shall be determined by a plurality of the votes cast by the Shareholders entitled to vote at the election. No ballot shall be required for such election unless requested by a Shareholder present or represented at the meeting and entitled to vote in the election.

                  Whenever Shareholders are required or permitted to take any action (unless a vote at a meeting is specifically required as in Section 8.l and 8.3), such action may be taken without a meeting by written consents setting forth the action so taken, signed by the holders of a majority (or such higher percentage as may be specified elsewhere in this Declaration) of the outstanding Shares that would be entitled to vote thereon at a meeting.

                  The Shareholders shall be entitled, to the same extent as the shareholders in a Massachusetts business corporation, to determine by vote whether a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or its Shareholders. Except with respect to matters on which a Shareholders' vote shall be required for or shall determine action of the Trustees as expressly set forth in this Declaration, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

         6.11 Proxies. Whenever the vote or consent of a Shareholder entitled to vote is required or permitted under this Declaration, such vote or consent may be given either directly by such Shareholder or by a proxy in the form prescribed in the By-Laws. The Trustees may solicit such proxies from the Shareholders or any of them entitled to vote in any matter requiring or permitting the Shareholders' vote or consent. No proxy for any meeting of Shareholders entitled to vote shall be effective unless such proxy shall have been placed on file with such officer of the Trust as the Trustees shall have designated for such purposes for verification prior to such meeting.

         6.12     Reports to Shareholders. Not later than one hundred fifty
(150) days after the close of each fiscal year of the Trust, the Trustees shall mail or deliver a report of the business and operations of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. The report (the "Annual Report") shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include an audited statement indicating the financial position of the Trust and a statement indicating the results of its operations, each prepared in accordance with generally accepted accounting principles. Such financial statements shall be accompanied by the report of an independent certified public accountant thereon. A manually signed copy of the accountant's report shall be filed with the Trustees. The Independent Trustees shall take reasonable steps to carry out the foregoing.

         6.13 Fixing Record Date. The By-Laws may provide for fixing or, in the absence of such provision, the Trustees may fix, in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or to express consent to any proposal without a meeting or for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after termination of the Trust) or any Annual Report or other communication from the Trustees, or for any other purpose. Except as provided in Section 6.10, the record date so fixed shall be not less than five (5) days nor more than sixty (60) days prior to the date of the meeting or event for the purpose of which it is fixed.

         6.14 Notice to Shareholders. Any notice of meeting or other notice, communication or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

         6.15 Shareholders Disclosures; Trustees Right to Refuse to Transfer Shares; Limitation on Holdings; Redemption of Shares.

         (a) The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of the Shares as the Trustees deem necessary or appropriate to comply with the REIT Provisions of the Internal Revenue Code or to comply with the requirements of any taxing authority or governmental agency.

         (b) Whenever it is deemed by them to be reasonably necessary to protect the status of the Trust as a REIT, the Trustees may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned by him and any related Person or Affiliate specified in the form prescribed by the Trustees for that purpose. If, in the opinion of the Trustees, which shall be conclusive upon any proposed transferee of Shares, any proposed transfer would jeopardize the status of the Trust as a REIT, the Trustees shall have the right, but not the duty, to refuse to permit such transfer.

         (c) The Trustees, by notice to the holder thereof, may redeem any or all Shares which have been transferred pursuant to a transfer which, in the opinion of the Trustees, would jeopardize the status of the Trust as a REIT. Without limiting the generality of the foregoing, if the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of at least 9.9% or more of the Shares has or may become concentrated in the hands of one beneficial owner (as defined on October 1, 1982 in Rule 13d-3 under the Securities Exchange Act of 1934), the Trustees, shall have the power (i) by lot or other means deemed equitable by them to call for the purchase from any Shareholder a number of Shares sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares of such beneficial owner to no more than 9.9% of the outstanding Shares, and (ii) to refuse to transfer or issue Shares to any Person whose acquisition of such Shares would, in the opinion of the Trustees, result in the direct or indirect ownership of more than 9.9% of the outstanding Shares. The purchase price for any Shares shall be equal to the fair market value of the Shares reflected in the closing sale price for the Shares, if then listed on a national securities exchange, or the average of the closing sales prices for the Shares if then listed on more than one national securities exchange, or if the Shares are not then listed on a national securities exchange, the latest bid quotation for the Shares if then traded over-the-counter, on the last business day immediately preceding the day on which notices of such acquisition are sent, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such Shares as determined by the Trustees in accordance with the provisions of applicable law. Payment of the purchase price shall be made in cash by the Trust at such time in such manner as may be determined by the Trustees. From and after the date fixed for purchase by the Trustees, the holder of any Shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such Shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any transfer of Shares, options, warrants or other securities convertible into Shares that would create a beneficial owner of more than 9.9% of the outstanding Shares shall be deemed void ab initio and the intended transferee shall be deemed never to have an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares, options, warrants or other securities convertible into Shares shall be deemed, at the option of the Trust to have acted as agent on behalf of the Trust in acquiring such Shares and to hold such Shares on behalf of the Trust.

                  Notwithstanding any other provision in this Declaration of Trust or the By-Laws of the Trust, the foregoing provision may not be amended or repealed without the affirmative vote of 90% of the Shares entitled to vote.

         (d) Notwithstanding any other provision of this Declaration of Trust to the contrary, any purported acquisition of Shares of the Trust which would result in the disqualification of the Trust as a REIT shall be null and void.

         (e) Nothing contained in this Section 6.15 or in any other provision of this Declaration of Trust shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of the Shareholders by preservation of the Trust status as a REIT.

                                   ARTICLE VII
                 LIABILITY OF TRUSTEES, SHAREHOLDERS, OFFICERS,
                     EMPLOYEES AND AGENTS AND OTHER MATTERS

         7.1 Exculpation of Trustees, Officers, Employees and Agents. (a) No Trustee, officer, employee, agent or Affiliate of the Trust shall be liable to the Trust, to any Shareholder or to any other Person for any loss suffered by the Trust which arises out of any action or inaction of the Trustee, officer, employee, agent or Affiliate of the Trust if such Trustee, officer, employee, agent or Affiliate of the Trust, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute gross negligence or willful misconduct of such Trustee, officer, employee, agent or Affiliate of the Trust.

         (b) No Trustee shall be personally liable to the Trust or its Shareholders for monetary damages for breach of fiduciary duty by such Trustee as a Trustee notwithstanding any provision contained in Section 7.1(a) hereof or any provision of law imposing such liability, except to the extent provided by applicable law for liability (i) for breach of the Trustee's duty of loyalty to the Trust or its Shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, or (iii) for any transaction from which the Trustee derived an improper personal benefit. Liability of a Trustee for matters described in clauses (i), (ii) and (iii) in the preceding sentence shall be determined pursuant to Section 7.1(a) hereof.

         7.2 Limitation of Liability of Shareholders, Trustees, Officers, Employees and Agents. The Trustees, officers, employees and agents of the Trust in incurring any debts, liabilities or obligations or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees, officers, employees or agents of the Trust and not in their own individual capacities. The Trustees shall have no power to bind the Shareholders personally, or to call upon them for the payment of any money or any assessment whatsoever other than such sums as the Shareholders may at any time personally agree to pay for new Shares to be acquired from the Trust. No Shareholder and, except to the extent provided in Section 7.l, no Trustee, officer, employee or agent shall be liable for (a) any debt, liability or obligation of any kind of, or with respect to, the Trust or (b) any claim, demand, judgment or decree against the Trust (in any such case in tort, contract or otherwise) arising out of any action taken or omitted for or on behalf of the Trust and the Trust shall be solely liable therefor and resort shall be had solely to the Trust Estate for the payment or performance thereof, and no Shareholder and, except as aforesaid, no Trustee, officer, employee or agent shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person or Persons in connection with the Trust Estate or the affairs of the Trust (or any actions taken or omitted for or on behalf of the Trust), and all such other Persons shall look solely to the Trust Estate for satisfaction of claims of any nature arising in connection with the Trust Estate or the affairs of the Trust (or any action taken or omitted for or on behalf of the Trust). Each Shareholder shall be entitled to pro rata indemnity from the Trust Estate if, contrary to the provisions hereof, such Shareholder shall be held to any personal liability.

         7.3 Express Exculpatory Clauses and Instruments. Any written instrument creating an obligation of the Trust shall include a reference to this Declaration and provide that neither the Shareholders nor the Trustees nor officers, employees or agents of the Trust shall be liable thereunder and that all Persons shall look solely to the Trust Estate for the payment of any claim thereunder or for the performance thereof; however, the omission of such provision from any such instrument shall not render the Shareholders or any Trustee, officer, employee or agent of the Trust liable nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

         7.4 Indemnification and Reimbursement of Trustees, Officers, Employees and Agents. The present and former Trustees, officers, employees, agents and Affiliates of the Trust and the present and former directors, officers, employees, agents and Affiliates of the Advisor who are engaged in business by, or on behalf of, the Trust (or any person who serves or served, at the Trust's request, as a director, officer, employer or agent of another organization or who serves or served at the Trust's request in any capacity with respect to any employee benefit plan) shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with service in such capacity, provided that such losses, judgments, liabilities, expenses and amounts paid in settlement were not the result of gross negligence or willful misconduct on the part of such Persons, and provided further, that such Person gives prompt notice thereof, executes such documents and takes such action as will permit the Trust to conduct the defense or settlement thereof and cooperate therein. In the event of a settlement approved by the Trustees of any such claim, alleged liability, action, suit or proceeding, indemnification and reimbursement shall be provided except as to such matters covered by the settlement for which the Trust receives advice of its independent counsel (which advice the Trust is obligated to request) that such matters, if adjudicated, would likely be adjudicated to have arisen out of or been based upon such Person's gross negligence or willful misconduct. Such rights of indemnification and reimbursement shall be satisfied only out of the Trust Estate. The Trust shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is herein prohibited. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict such Person's right to contribution as may be available under applicable law. The Trust may provide advances to any such Person for legal expenses and other costs related to a claim which may be indemnified hereunder, provided that such Person undertakes to repay the advanced funds to the Trust in cases where it is determined that such Person was not entitled to such indemnification.

                  Any action taken by or conduct on the part of a Trustee, officer, employee or agent of the Trust in conformity with or in good faith reliance upon the provisions of Section 7.5 shall not, for the purposes of this Trust (including without limitation Sections 7.l, 7.2 and 7.3 and this Section 7.4) constitute negligence or misconduct.

         7.5 Right of Trustees, Officers, Employees and Agents to Own Shares or Other Property and to Engage in Other Business. Any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares in the Trust, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee or officer, employee or agent of the Trust. Any Trustee or officer, employee or agent of the Trust may, in his personal capacity or in the capacity of trustee, officer, director, stockholder, partner, member, adviser or employee of any Person or otherwise, have business interests and engage in business activities similar to or in addition to those relating to the Trust, which interests and activities may be similar to and competitive with those of the Trust and may include the acquisition, syndication, holding, management, development, operation or disposition, for his own account or for the account of such Person or others, of interests in Mortgages, interests in Real Property, or interests in Persons engaged in the real estate business. Each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust; provided, however, that the provisions of this sentence shall not extend, with respect to interests in Real Property which could be acquired by the Trust consistent with its then existing policies, to any of such Trustees or agents who are Affiliated Trustees or would be Affiliated Trustees were they Trustees rather than agents, or to any officer or employee of the Trust or (at a time when there is no Advisor or other person providing an investment program for the Trust) to any Trustee of the Trust, who in failing to present such opportunity is not acting as a trustee, officer, director, stockholder, partner, member, adviser or employee of any Person other than the Trust but is acting for his own personal account. Subject to the provisions of Article IV and Section 7.6, any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, adviser or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, employee or agent or otherwise hereunder.

         7.6 Transactions Between Trustees, Officers, Employees or Agents and the Trust. Except as otherwise provided by this Declaration, and in the absence of fraud, a contract, act or other transaction, between the Trust and any other Person, or in which the Trust is interested, shall be valid and no Trustee, officer, employee or agent of the Trust shall have any liability as a result of entering into any such contract, act or transaction, even though (a) one or more Trustees, officers, employees or agents are directly or indirectly interested in or connected with, or are trustees, partners, directors, employees, officers, or agents of such other Person, or (b) one or more of the Trustees, officers, employees or agents of the Trust, individually or jointly with others, is a party or are parties to, or directly or indirectly interested in, or connected with, such contract, act or transaction, provided that (i) such interest or connection is disclosed or known to the Trustees and thereafter the Trustees authorize or ratify such contract, act or other transaction by affirmative vote of a majority of the Trustees who are not so interested or (ii) such interest or connection is disclosed or known to the Shareholders, and thereafter such contract, act or transaction is approved by Shareholders holding a majority of the Shares, then outstanding and entitled to vote thereon or (iii) such contract, act or transaction is fair as to the Trust as of the time it is authorized, approved or ratified by the Trustees or the Shareholders.

                  This Section 7.6 shall not prevent any sale of Shares issued by the Trust for the public offering thereof in accordance with a registration statement filed with the Securities and Exchange Commission under the Securities Act of l933. The Trustees are not restricted by this Section 7.6 from forming a corporation, partnership, trust or other business association owned by any Trustee, officer, employee or agent or by their nominees for the purpose of holding title to property of the Trust or managing property of the Trust, provided that the Trustees make a determination that the creation of such entity for such purpose is in the best interest of the Trust.

                  No Trustee, officer or Advisor of the Trust or any Affiliate of such Person shall, directly or indirectly, acquire any asset for the purpose of reselling it to the Trust except to purchase property to be acquired by the Trust upon completion of financing arrangements by the Trust.

         7.7 Restriction of Duties and Liabilities. The Shareholders, Trustees, officers, employees and agents shall in no event have any greater duties or liabilities than those established by this Declaration of Trust or, in cases as to which such duties or liabilities are not so established, than those of the shareholders, directors, officers, employees and agents of a Massachusetts business corporation in effect from time to time.

         7.8 Persons Dealing with Trustees, Officers, Employees or Agents. Any act of the Trustees, officers, employees or agents purporting to be done in their capacity as such, shall, as to any Persons dealing with such Trustees, officers, employees or agents, be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustees, officers, employees or agents. No Person dealing with the Trustees or any of them, or with the officers, employees or agents of the Trust, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, employees or agents of the Trust, for moneys or other consideration, shall be binding upon the Trust.

         7.9 Reliance. The Trustees and the officers, employees and agents of the Trust may consult with counsel and the advice or opinion of such counsel shall be prima facie evidence of good faith and lack of negligence of all the Trustees and the officers, employees and agents of the Trust in respect of any action taken or suffered by them in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees or officers, employees or agents of the Trust, when acting in good faith, may rely upon financial statements of the Trust represented to them to fairly present the financial position or results of operations of the Trust by the

President of the Trust or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position or results of operations of the Trust. The Trustees and the officers, employees and agents of the Trust may rely, and shall be personally protected in acting, upon any instrument or other document believed by them in good faith to be genuine.

                                  ARTICLE VIII

                  DURATION, AMENDMENT AND TERMINATION OF TRUST

        8.1       Duration of Trust.

                  The Trust shall continue without limitation of time, provided, however, that the Trust may be terminated at any time by the affirmative vote at a meeting of Shareholders of the holders of Shares representing a majority, of the total number of votes authorized to be cast by Shares, then outstanding and entitled to vote thereon.

        8.2       Termination of Trust.

         (a)      Upon the termination of the Trust:

             (i) the Trust shall carry on no business except for the purposes of winding up its affairs;

             (ii) the Trustees shall proceed to wind up the affairs of the Trust and all the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Estate to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, Securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; and

             (iii) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Estate, in cash or, with the consent of at least 90% of the Shareholders not affiliated with the Advisor, in kind or partly each, among the Shareholders according to their respective rights.

         (b) After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and such distribution, a copy of which instrument shall be filed with the Secretary of State of the Commonwealth of Massachusetts, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder and the rights and interests of all Shareholders shall thereupon cease.

   8.3 Amendment Procedure. This Declaration may be amended (except as to the limitations of personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust and the prohibition of assessments upon Shareholders set forth in Section 7.2) at a meeting of Shareholders by holders of Shares representing a majority (or, with respect to (i) amendments to Article V, (ii) amendments to the proviso to Section 8.l, and (iii) amendments to this
Section 8.3 that would reduce the percentage vote required to approve any amendments to this Declaration, three quarters) of the total number of votes authorized to be cast by Shares, then outstanding and entitled to vote thereon, provided that the Trustees may authorize one or more classes or series of Shares to vote separately as a class or series with respect to certain or all amendments to the Declaration as determined by the Trustees. Two-thirds of the Trustees may, after fifteen (l5) days written notice to the Shareholders, also amend this Declaration without the vote or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of (i) the REIT Provisions of the Internal Revenue Code, (ii) other applicable federal laws or regulations or (iii) any state securities or "blue sky" laws or requirements of administrative agencies thereunder in connection with any public offering of Shares, but the Trustees shall not be liable for failing so to do. Actions by the Trustees pursuant to Section 6.1 or Section 9.6(a) that result in amending this Declaration shall be effected without vote or consent of Shareholders.

   8.4 Amendments Effective. Any amendment pursuant to any Section of this Declaration of Trust (including any resolution adopted pursuant to Section 6.1 hereof) shall not become effective until a certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted as aforesaid or a copy of this Declaration, as amended, in recordable form, and executed by a majority of the Trustees, is filed with the Secretary of State of the Commonwealth of Massachusetts.

   8.5 Transfer to Successor. The Trustees, with the approval a majority of the Trustees (including a majority of the Independent Trustees) and the affirmative vote or written consent, approving a plan for this purpose, of the holders of Shares representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon, shall (a) cause the organization of a corporation, association, trust or other organization to take over the Trust Estate and carry on the affairs of the Trust, (b) merge the Trust into, or sell, convey and transfer the Trust Estate to, any such corporation, association, trust or organization in exchange for Securities thereof, or beneficial interests therein, and the assumption by such transferee of the liabilities of the Trust and (c) thereupon terminate this Declaration and deliver such shares, Securities or beneficial interests among the Shareholders in accordance with such plan.

   8.6 Sale of Assets, Merger. The Trustees, with the approval of a majority of the Trustees (and, in the case of a merger, a majority of the Independent Trustees) and the affirmative vote or written consent of the holders of Shares representing (i) a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon and (ii) such percentage as determined by the Trustees of the total number of votes authorized to be cast by any class and/or series of Shares as shall have been authorized by the Trustees to vote separately as a class or series on such matters, may: (a) sell, lease or exchange all or substantially all of the property and assets of the Trust or (b) merge the Trust into any corporation, association, trust or organization.

                                   ARTICLE IX

                                  MISCELLANEOUS

   9.1 Applicable Law. This Declaration and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the statutes and laws of the Commonwealth of Massachusetts.

   9.2 Index and Headings for Reference Only. The index and headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Declaration.

   9.3 Successors in Interest. This Declaration and the By-Laws shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees and legal representatives.

   9.4 Inspection of Records. Trust records shall be available for inspection by Shareholders at the same time and in the same manner and to the extent that comparable records of a Massachusetts business corporation would be available for inspection by shareholders, under the laws of the Commonwealth of Massachusetts. Except as specifically provided for in this Declaration, Shareholders shall have no greater right than shareholders of a Massachusetts business corporation to require financial or other information from the Trust, Trustees or officers of the Trust. Any federal or state securities administration or other similar authority shall have the right, at reasonable times during business hours and for proper purposes, to inspect the books and records of the Trust.

   9.5 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

   9.6 Provisions of the Trust in Conflict with Law or Regulations;
Severability.

    (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Internal Revenue Code, or with other applicable federal laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including but not limited to the election of Trustees) prior to such determination. A certification in recordable form signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of this Declaration, with the Conflicting Provisions removed pursuant to such a determination, in recordable form, signed by a majority of the Trustees, shall be conclusive evidence of such determination when filed with the Secretary of State of the Commonwealth of Massachusetts. The Trustees shall not be liable for failure to make any determination under this Section 9.6(a). Nothing in this Section 9.6(a) shall in any way limit or affect the right of the Trustees to amend this Declaration as provided in Section 8.3.

    (b) If any provision of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.

   9.7 Certifications. The following certifications shall be final and conclusive as to any Persons dealing with the Trust:

         (a) a certification of a vacancy among the Trustees by reason of resignation, removal, increase in the number of Trustees, incapacity, death or otherwise, when made in writing by a majority of the remaining Trustees;

         (b) a certification as to the individuals holding office as Trustees or officers at any particular time, when made in writing by any one of the president, vice president, treasurer, assistant treasurer, secretary or assistant secretary of the Trust or by any Trustee;

         (c) a certification that a copy of this Declaration or of the By-Laws is a true and correct copy thereof as then in force, when made in writing by any one of the president, vice president, treasurer, assistant treasurer, secretary or assistant secretary of the Trust or by any Trustee;

         (d) the certifications referred to in Sections 2.7, 8.4 and 9.6(a); and

         (e) a certification as to any actions by Trustees, other than the above, when made in writing by any one of the president, vice president, treasurer, assistant treasurer, secretary or assistant secretary of the Trust or by any Trustee.

             IN WITNESS WHEREOF, the undersigned has signed these presents all on the day and year first above written.


                                       /s/ Robert Cataldo
                                       -------------------------------------
                                       Robert Cataldo
                                       As Trustee, and not individually

                                 ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS                           May 8, 1996

                                       SS:

COUNTY OF SUFFOLK


    On this 8th day of May, 1996, before me personally appeared Robert Cataldo, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

    Notarial Seal               /s/ Michael J. Bohnen
                                -----------------------------------
                                       Notary Public



                                       My commission expires:  May 4, 2001

             IN WITNESS WHEREOF, the undersigned has signed these presents all on the day and year first above written.


                                       /s/ Abraham D. Gosman
                                       -------------------------------------
                                       Abraham D. Gosman
                                       As Trustee, and not individually



                                 ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                           May 8, 1996

                                       SS:

COUNTY OF SUFFOLK


    On this 8th day of May, 1996, before me personally appeared Abraham D. Gosman, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

    Notarial Seal                 /s/ Michael J. Bohnen
                                  -------------------------------------
                                          Notary Public



                                          My commission expires:  May 4, 2001

             IN WITNESS WHEREOF, the undersigned has signed these presents all on the day and year first above written.


                                       /s/ Philip L. Lowe
                                       --------------------------------------
                                       Philip L. Lowe
                                       As Trustee, and not individually



                                 ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS                          May 8, 1996

                                       SS:

COUNTY OF SUFFOLK



    On this 8th day of May, 1996, before me personally appeared Philip L. Lowe, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.


    Notarial Seal                  /s/ Michael J. Bohnen
                                   -------------------------------
                                      Notary Public


                                      My commission expires:  May 4, 2001

    IN WITNESS WHEREOF, the undersigned has signed these presents all on the day and year first above written.

                                        /s/ Thomas J. Magovern
                                        ------------------------------------
                                        Thomas J. Magovern
                                        As Trustee, and not individually



                                 ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                               May 8, 1996

                                        SS:
COUNTY OF SUFFOLK


    On this 8th day of May, 1996, before me personally appeared Thomas J. Magovern, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

    Notarial Seal                 /s/ Michael J. Bohnen
                                  ----------------------------------
                                      Notary Public


                                      My commission expires:  May 4, 2001

             IN WITNESS WHEREOF, the undersigned has signed these presents all on the day and year first above written.

                                             /s/ Gerald Tsai, Jr.
                                             --------------------------------
                                             Gerald Tsai, Jr.
                                             As Trustee, and not individually

                                 ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS                                    May 8, 1996
                                       SS:
COUNTY OF SUFFOLK

    On this 8th day of May, 1996, before me personally appeared Gerald Tsai, Jr., to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

    Notarial Seal                       /s/ Michael J. Bohnen
                                        ----------------------------------------
                                            Notary Public


                                            My commission expires: May 4, 2001

             IN WITNESS WHEREOF, the undersigned has signed these presents all on the day and year first above written.

                                           /s/ Edward W. Brooke
                                           --------------------------------
                                           Edward W. Brooke
                                           As Trustee, and not individually

                                 ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS                            May 8, 1996

                                       SS:

COUNTY OF SUFFOLK

    On this 8th day of May, 1996, before me personally appeared Edward W. Brooke, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

    Notarial Seal                  /s/ Michael J. Bohnen
                                   ---------------------------------------------
                                       Notary Public


                                       My commission expires: May 4, 2001

             IN WITNESS WHEREOF, the undersigned has signed these presents all on the day and year first above written.

                                             /s/ Frederick W. Zuckerman
                                             --------------------------------
                                             Frederick W. Zuckerman
                                             As Trustee, and not individually

                                 ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS                                   May 8, 1996

                                       SS:

COUNTY OF SUFFOLK

    On this 8th day of May, 1996, before me personally appeared Frederick W. Zuckerman, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

    Notarial Seal                       /s/ Michael J. Bohnen
                                        ----------------------------------------
                                            Notary Public


                                            My commission expires: May 4, 2001

             IN WITNESS WHEREOF, the undersigned has signed these presents all on the day and year first above written.

                                            /s/ David F. Benson
                                            --------------------------------
                                            David F. Benson
                                            As Trustee, and not individually

                                 ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS                                   May 8, 1996

                                       SS:

COUNTY OF SUFFOLK

    On this 8th day of May, 1996, before me personally appeared David F. Benson, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

    Notarial Seal                       /s/ Michael J. Bohnen
                                        ---------------------------------------
                                            Notary Public


                                            My commission expires: May 4, 2001